Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-146540 on Form F-3 ASR and No. 333-139204 on Form F-3 of our report dated March 28, 2008, relating to the financial statements of DryShips Inc. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2007.

/s/ Deloitte.
Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
March 28, 2008

SK 23113 0002 867870